Exhibit 10.1

AMERICA FIRST MULTIFAMILY INVESTORS, L.P. (A Delaware Limited Partnership)

Series A Preferred Units of Limited Partnership Interest

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the "Agreement") is effective as of the date set forth on the signature page hereof (the "Effective Date"), between the undersigned subscriber (the "Subscriber"), and AMERICA FIRST MULTIFAMILY INVESTORS, L.P., a Delaware limited partnership (the "Partnership").

RECITALS

WHEREAS, the Partnership is offering for sale 10,000,000 Series A Preferred Units of Limited Partnership Interests of the Partnership (the "Series A Preferred Units") at a price of $10.00 per unit (the Offering”, with a minimum investment requirements of $5,000,000 (500,000 Series A Preferred Units) per subscriber, unless otherwise approved by the General Partner in its sole discretion; and

WHEREAS, the Series A Preferred Units are being offered by the Partnership pursuant to a Confidential Private Placement Memorandum dated December 1 8, 2015 (the "Memorandum"); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Memorandum.

NOW, THEREFORE, in consideration of the promises made by the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

AGREEMENT

1.Subscription for Series A Preferred Units. Subject to the terms and conditions of this Agreement, as of the Effective Date the Subscriber hereby subscribes for, and the Partnership agrees to issue to the Subscriber, that number of Series A Preferred Units of the Partnership set forth on the Subscriber’s signature page hereto.

2.Series A Preferred Units Not Registered, The Subscriber understands that an investment in the Series A Preferred Units involves a high degree of 'risk and it suitable only for sophisticated purchasers who have such knowledge and experience in financial and business matters and who are capable of evaluating the merits and risks of an investment in the Series A Preferred Units. The Subscriber understands that the Series A Preferred Units have not been registered under the Securities Act of 1933, as amended (the "1933 act'), or the securities, "blue sky," or other similar law of any state, in each case in reliance upon exemptions from registration provided under the 1933 Act, including but not limited to Section 4(a)(2) of the 1933 Act and Regulation D adopted by the Securities and Exchange Commission, as well as specific exemptions under state securities, ''blue sky," and other similar laws.

3.Representations and Warranties. The Subscriber understands that the Partnership is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for the exemptions set forth in Section 2 above. Accordingly, the Subscriber hereby represents and warrants to the Partnership, and intends that the Partnership rely upon these representations and warranties for the purpose of establishing the acceptability of this Agreement, as follows:

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(a)Subscriber Information. The address of the Subscriber in the Confidential Subscriber Questionnaire accompanying this Agreement is the true and correct address of the domicile and residency of the Subscriber, and the Subscriber has no present intention of changing such address to another state or jurisdiction. The Subscriber agrees to promptly notify the Partnership if the information contained in this Agreement, the accompanying Confidential Subscriber Questionnaire, or any other document is or becomes incorrect.

(b)Investment Intent. The Subscriber is subscribing for the Series A Preferred Units for its own account and for investment purposes only, and not with a view to the distribution or resale thereof, in whole or in part, to anyone else.

(c)Transfer Restrictions; Liquidity. The Subscriber acknowledges that the transferability of the Series A Preferred Units is severely limited and that the Subscriber must continue to bear the economic risk of this subscription for an indefinite period as the Series A Preferred Units have not been registered under the 1933 Act or under any other state securities laws, and therefore cannot be offered or sold unless they are subsequently registered under such acts or an exemption from such registration is available and the Subscriber has obtained an opinion of counsel satisfactory to the General Partner that such registration is not required in connection with any such transaction. The Subscriber is in such a financial condition that it has no need for liquidity with respect to a subscription in the Series A Preferred Units and no need to dispose of any portion of the Series A Preferred Units subscribed for hereby to satisfy any existing or contemplated undertaking or indebtedness. The Subscriber hereby represents that, at the present time, the Subscriber could afford a complete loss of its subscription in the Series A Preferred Units.

(d)No Governmental Approvals of Offering. The Subscriber understands that no federal or state governmental agency or authority has passed upon the Series A Preferred Units or made any finding or determination concerning the fairness, advisability, or merits of this subscription.

(e)Availability of Other Information. The Subscriber acknowledges that the Partnership has made available to it and its management the opportunity to ask questions and receive answers concerning the Partnership, the LP Agreement, and the Series A Preferred Units, and to obtain any additional information which the Partnership or General Partner possesses or can acquire without unreasonable effort or expense and has received any and all information requested.

(0 Independent Evaluation of Subscription. No representations or warranties have been made to the Subscriber concerning the Partnership, its business, or the Series A Preferred Units by the Partnership, the General Partner, any affiliate of the Partnership or the General Partner, or any agent, officer, or employee of any of them, or by any other person, and in entering into this Agreement the Subscriber is not relying on any information other than the results of the Subscriber's own independent investigation and due diligence. In this regard, the Subscriber has made its own inquiry and analysis (on its own or with the assistance of others) with respect to the Partnership and its business, the Series A Preferred Units, the LP Agreement, and other material factors affecting the Series A Preferred Units. Based on such information and analysis, the Subscriber has been able to make an informed decision to subscribe for the A Preferred Units.

(g)Sophistication of Subscriber. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of a subscription in the Series A Preferred Units. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this subscription and ownership of the Series A Preferred Units.

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(h)No Public Market for the Series A Preferred Units. The Subscriber understands that there is no public market for the Series A Preferred Units and such a public market is unlikely ever to develop.

(i)State of Domicile, The Subscriber's state of domicile, both at the time of the initial offer of the Series A Preferred Units to the Subscriber and at the present time, was and is within the state set forth in the Subscriber's address disclosed on this Agreement below.

(j)Subscriber Status. The Subscriber understands that the Series A Preferred Units are being offered by the Company only to the Subscriber and not to the public at large. By executing this Agreement, the Subscriber hereby represents that the representations and warranties of the Subscriber set forth in the Confidential Subscriber Questionnaire attached to this Agreement are true and correct.

(k)Entity Representations. The Subscriber hereby represents that the Subscriber's governing instruments permit, and it is duly qualified to make, this subscription for the Series A Preferred Units and that the execution and delivery of this Agreement and the LP Agreement of the Partnership have been duly authorized by all required corporate action.

(l)Tax Consequences of Subscription. The Subscriber hereby acknowledges that there can be no assurance regarding the tax consequences of a subscription for the Series A Preferred Units, nor can there be any assurance that the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder, or other applicable laws and regulations, will not be amended at some future time. In making this subscription for the Series A Preferred Units, the Subscriber hereby represents that it is relying solely upon the advice of the Subscriber's tax advisor with respect to the tax aspects of a subscription for the Series A Preferred Units.

(m)Anti-Money Laundering Provisions. Neither the Subscriber nor (i) any person controlling or controlled by the Subscriber, (ii) any person having a beneficial interest in the Subscriber, or (iii) any person for whom the Subscriber is acting as agent or nominee in connection with this investment, is a person or entity with which the Partnership would be prohibited from engaging in a transaction under the rules and regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control, No funds the Subscriber will use for the purchase of Series A Preferred Units either now or for any future capital contributions, if any, were, and are not directly or indirectly derived from, activities that contravene U.S. federal, state, local, or international laws and regulations applicable to the Subscriber, including U.S. anti-money laundering laws and regulations. The Subscriber agrees to promptly noti9' the Partnership if any of the foregoing representations in this Section 3(m) cease to be true and accurate regarding the Subscriber. The Subscriber also agrees to provide the Partnership and the General Partner with any additional information regarding the Subscriber that the Partnership or General Partner deems necessary or convenient to ensure compliance with the foregoing representations. The Subscriber understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Partnership may undertake appropriate actions to ensure compliance with applicable laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber's investment in the Series A Preferred Units. The Subscriber further understands that the Partnership may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners of the Subscriber, to the proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of the foregoing described anti-money laundering rules.

(n)No Right to Require Registration. The Subscriber understands that the Subscriber has no right to require the Partnership to register the Series A Preferred Units under federal or state securities laws at any time.

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4.Other Covenants.

(a)Governing Law. The Subscriber agrees that, notwithstanding the place where this Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. The Subscriber hereby irrevocably that any suit, action, or proceeding with respect to this Agreement and any or all transactions relating hereto shall be brought in the local courts in New Castle County, Delaware or in the U.S. District Court for the District of Delaware, as the case may be.

(b)Indemnification of the Company and Others. The Subscriber agrees to hold the Partnership, the General Partner, and its officers, managers, and controlling persons (as defined in the 1933 Act), and any persons affiliated with any of them or with the issuance of the Series A Preferred Units, harmless from all expenses, liabilities, and damages (including reasonable attorneys' fees) deriving from a disposition of the Series A Preferred Units by the Subscriber in a manner in violation of the 1933 Act, or of any applicable state securities law or which may be suffered by any such person by reason of any breach by the Subscriber of any of the representations contained herein.

(c)No Commissions. No person will receive any remuneration in connection with the offer, sale, or issuance of the Series A Preferred Units.

5.Amendments. Neither this Agreement nor any term hereof may be amended, changed, or waived without the prior written consent of all the parties hereto.

6.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement.

7.Legend. The Subscriber acknowledges and agrees that the Partnership may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing the Series A Preferred Units issued pursuant to this Agreement.

8.Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the patties with respect to their subject

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9.Miscellaneous. This Agreement is not transferable or assignable by the Subscriber. All notices or other communications to be given or made hereunder to the Subscriber shall be in writing and may be hand delivered or sent by fax, certified or registered mail, postage prepaid, e-mail, or by a private overnight delivery service to the Subscriber's address set forth below.

[Signature Page Follows]

Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement to be effective as of the Effective Date set forth below.

SUBSCRIBER:

Name of Subscriber: Banc of California National Association

Address of Subscriber:18500 Von Karman Avenue, Suite 1100, Irvine, California92612

Signature and Title of Authorized Person:/s/ Steven A. Sugarman, President & CEO

Number of Series A Preferred Units Subscribed For:1,000,000

Aggregate Amount of Subscription:$10,000,000.00

Date Signed:9/30/16

SELECTION OF DESIGNATED TARGET REGION:

The Subscriber indicated above hereby selects the following as the Designated Target Region for the Subscriber's investment:

Complete One:

The State of California, Los Angeles and Orange Counties. in the properties listed below.

The multi-state region including _________________

The metropolitan area of ___________________

The entire United States.

The Subscriber also may specify the amount of the Subscriber's investment proceeds to be allocated to one or more of the following Specified CRA Assets:

$5 000 000 to Seasons San Juan Capistrano, 31641Rancho Viejo Road, San Juan Capistrano: CA 92675; and

$5.000,000 to Seasons Lakewood, 21309 Bloomfield Avenue, Lakewood. CA 90715; Or other properties approved by Banc of California

The Subscriber may also request an allocation of capital to specific investments already within the portfolio. Such requests to be allocated as according to the "CRA Credit Allocation Methodology" set forth in the PPM and subject to confirmation by the General Partner.

Property Name	State	Allocation Request Amount

Subscription Agreement

By signing this Agreement, the Subscriber acknowledges reading and agrees to the provisions set forth in the section captioned "CRA Credit Allocation Methodology" of the Memorandum. The Subscriber acknowledges that the General Partner provides no guarantee that the Subscriber will receive CRA credit for its investment in the Series A Preferred Units.

Subscription Agreement

SUBSCRIPTION ACCEPTANCE

This Subscription Agreement is accepted as of September 30, 2016.

    AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

By: America First Capital Associates Limited

Partnership Two, its General Partner

By: The Burlington Capital Group LLC, its General

Partner

By:  /s/ Lisa Y. Roskens

        Lisa Y. Roskens, Chief Executive Officer

DMS 3229391v-8-

Subscription Agreement